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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               DIGIRAD CORPORATION

     Digirad Corporation, a corporation organized and existing under the laws of the state of Delaware, hereby certifies as follows:

     1. The name of the corporation is Digirad Corporation. The date the Corporation filed its original Certificate of Incorporation with the Secretary of State was January 2, 1997.

     2. This Amended and Restated Certificate of Incorporation restates and amends the provisions of the original Certificate of Incorporation of this Corporation as heretofore in effect and was duly adopted by the Corporation's Board of Directors in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. The text of the Certificate of Incorporation is hereby amended and restated to read as herein set forth in full:

                                    ARTICLE I

     The name of the Corporation (hereinafter called "Corporation") is Digirad Corporation.

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 30 Old Rudnick Lane, City of Dover, County of Kent 19901, and the name of the registered agent of the Corporation in the State of Delaware at such address is CorpAmerica, Inc.

                                   ARTICLE III

     The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     A. CLASSES OF STOCK. This Corporation is authorized to issue two (2) classes of shares, to be designated "Common" and "Preferred" and referred to herein as the "Common Stock" or the "Preferred Stock" respectively. The total number of shares of Common Stock the Corporation is authorized to issue is Forty Two Million Seven Hundred Thirty Eight Thousand Four Hundred Sixty-Two (42,738,462). The par value is $0.001 per share. The total number of shares of Preferred Stock the Corporation is authorized to issue is Thirty Million Three Hundred Twenty One Thousand One Hundred Eight (30,321,108). The par value is $0.001 per share.

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          The Board of Directors of the Corporation may divide the Preferred
Stock into any number of series. The Board of Directors shall fix the designation and number of shares of each such series. The Board of Directors may determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of the Preferred Stock. The Board of Directors (within the limits and restrictions of any resolution adopted by it, originally fixing the number of shares of any series) may increase or decrease the number of shares of any such series after the issue of shares of that series, but not below the number of then outstanding shares of such series.

     B. RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF THE SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK AND SERIES F PREFERRED STOCK.

          1. DESIGNATION OF SERIES A PREFERRED STOCK, SERIES B PREFERRED STOCK, SERIES C PREFERRED STOCK, SERIES D PREFERRED STOCK, SERIES E PREFERRED STOCK AND SERIES F PREFERRED STOCK.

               Two Million Two Hundred Fifty Thousand (2,250,000) shares of Preferred Stock are designated Series A Preferred Stock (the "Series A Preferred Stock") with the rights, preferences and privileges specified herein. Two Million Two Hundred Eighty One Thousand (2,281,000) shares of Preferred Stock are designated Series B Preferred Stock (the "Series B Preferred Stock") with the rights, preferences and privileges specified herein. Four Million Eight Hundred Thousand (4,800,000) shares of Preferred Stock are designated Series C Preferred Stock (the "Series C Preferred Stock") with the rights, preferences and privileges specified herein. Eight Million Six Hundred Sixty Eight Thousand One Hundred Forty (8,668,140) shares of Preferred Stock are designated Series D Preferred Stock (the "Series D Preferred Stock") with the rights, preferences and privileges specified herein. Nine Million Five Hundred Eighty Three Thousand Five Hundred Six (9,583,506) shares of Preferred Stock are designated Series E Preferred Stock (the "Series E Preferred Stock") with the rights, preferences and privileges specified herein. Two Million Seven Hundred Thirty Eight Thousand Four Hundred Sixty Two (2,738,462) shares of Preferred Stock are designated Series F Preferred Stock (the "Series F Preferred Stock") with the rights, preferences and privileges specified herein. As used in this Article IV, Division B, the term "Preferred Stock" shall refer to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

          2. DIVIDEND PROVISIONS.

               The holders of shares of Preferred Stock shall be entitled to receive non-cumulative dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of this Corporation) on the Common Stock or any other junior equity security of this Corporation, at the rate of $.10 per share of Series A Preferred Stock, $.11 per share of Series B Preferred Stock, $.125 per share of Series C Preferred Stock, $.23073 per share of Series D Preferred Stock and $.3036 per share of Series E Preferred Stock and $.325 per share of Series F Preferred Stock per annum plus an amount equal to that paid on outstanding shares of Common Stock of this Corporation, whenever funds are legally available therefor, payable quarterly when, as and if

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declared by the Board of Directors and shall be non-cumulative. Dividends, if declared, must be declared and paid with respect to all series of Preferred Stock contemporaneously, and if less than full dividends are declared, the same percentage of the dividend rate will be payable to each series of Preferred Stock.

          3. LIQUIDATION PREFERENCE.

               (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock or any other junior equity security by reason of their ownership thereof an amount for each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, respectively, held by such holder equal to the sum of (i) $1.00 for each such outstanding share of Series A Preferred Stock (the "Original Series A Issue Price"), (ii) $1.10 for each such outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"), (iii) $1.25 for each such outstanding share of Series C Preferred Stock (the "Original Series C Issue Price"), (iv) $2.3073 for each outstanding share of Series D Preferred Stock (the "Original Series D Issue Price"), (v) $3.036 for each outstanding share of Series E Preferred Stock (the "Original Series E Issue Price"), (vi) $3.25 for each outstanding share of Series F Preferred Stock (the "Original Series F Issue Price") and
(vii) in each case, an amount equal to all declared but unpaid dividends on each such share. If upon the occurrence of such an event the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution shall be distributed, ratably among the holders of the Preferred Stock in proportion to the product of the liquidation preference of each such share and the number of such shares owned by each such holder.

               (b) Upon the completion of the distribution required by subsection 3(a) above, if assets remain in the Corporation, the holders of the Common Stock shall receive an amount equal to $.21 per share (adjusted to reflect any subsequent stock splits, stock dividends, or other recapitalizations) for each share of Common Stock held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of this Corporation legally available for distribution (after giving effect to the distribution referred to in Section 3(a) hereof) shall be distributed ratably among the holders of the Common Stock in proportion to the amount of such stock owned by each such holder.

               (c) After the distributions described in subsections 3(a) and
(b) have been paid, the remaining assets of this Corporation available for distribution to stockholders shall be distributed among the holders of Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Preferred Stock).

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          4. REDEMPTION.

               (a) The outstanding Preferred Stock shall be redeemable as provided in this Section 4. The Series A Redemption Price shall be the total amount equal to $1.00 per share of Series A Preferred Stock to be redeemed together with any declared but unpaid dividends on such shares to the Redemption Date (as such term is hereinafter defined). The Series B Redemption Price shall be the total amount equal to $1.10 per share of Series B Preferred Stock to be redeemed together with any declared but unpaid dividends on such shares to the Redemption Date. The Series C Redemption Price shall be the total amount equal to $1.25 per share of Series C Preferred Stock to be redeemed together with any declared but unpaid dividends on such shares to the Redemption Date. The Series D Redemption Price shall be the total amount equal to $2.3073 per share of Series D Preferred Stock to be redeemed together with any declared but unpaid dividends on such shares to the Redemption Date. The Series E Redemption Price shall be the total amount equal to $3.036 per share of Series E Preferred Stock to be redeemed together with any declared but unpaid dividends on such shares to the Redemption Date. The Series F Redemption Price shall be the total amount equal to $3.25 per share of Series F Preferred Stock to be redeemed together with any declared but unpaid dividends on such shares to the Redemption Date.

               (b) On or at any time after July 31, 2004, upon the receipt by this Corporation from the holders of at least 66-2/3% of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class and on an as-converted basis, of a written request for redemption hereunder of their respective shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (the "Redemption Request"), this Corporation shall, from any source of funds legally available therefor, redeem all of the shares of Preferred Stock by paying in cash therefor a sum equal to the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price and the Series F Redemption Price, respectively.

               (c) (i) At least 15, but no more than 30, days prior to the date fixed for any redemption of the Preferred Stock (the "Redemption Date"), which Redemption Date shall be no later than 45 days following the Corporation's receipt of the Redemption Request, this Corporation shall mail written notice, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed at the address last shown on the records of this Corporation for such holder or given by the holder to this Corporation for the purpose of notice or if no such address appears or is given, at the place where the principal executive office of this Corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price, as the case may be, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate, and calling upon such holder to surrender to this Corporation, in the manner and at the place

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designated, such holder's certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in subsection 4(c)(iii), on or after the Redemption Date, each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed shall surrender to this Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, the Series D Redemption Price, the Series E Redemption Price or the Series F Redemption Price, as the case may be, of such shares shall be payable, to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                   (ii) If the funds of the Corporation legally available for redemption of outstanding shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares ratably among the holders of (A) first, such shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock to be redeemed, and (B) second, such shares of Series A Preferred Stock to be redeemed. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of Preferred Stock, such funds shall immediately be used to redeem the balance of the shares which this Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                  (iii) From and after the Redemption Date, unless there shall have been a default in payment of the applicable Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price or Series F Redemption Price, all rights of the holders of such shares as holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (except the right to receive the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price or Series F Redemption Price, without interest, upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

                   (iv) At least three days prior to the Redemption Date, this Corporation shall deposit the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and Series F Redemption Price, of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, designated for redemption in the Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000, as a trust fund for the benefit of the holders of the shares designated for redemption and not yet redeemed. Simultaneously, this Corporation shall deposit irrevocable instructions

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and authority to such bank or trust company to pay, on and after the
Redemption Date or prior thereto, the Series A Redemption Price, Series B Redemption Price, Series C Redemption Price, Series D Redemption Price, Series E Redemption Price and Series F Redemption Price, as the case may be, to the holders thereof upon surrender of their certificates. Any monies deposited by this Corporation pursuant to this subsection 4(c)(iv) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section 5 hereof no later than the close of business on the Redemption Date shall be returned to this Corporation forthwith upon such conversion. The balance of any monies deposited by this Corporation pursuant to this subsection 4(c)(iv) remaining unclaimed at the expiration of two years following the Redemption Date shall thereafter be returned to this Corporation, provided that the stockholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, and payment of any bond requested by this Corporation, to receive such monies but without interest from the Redemption Date.

          5. CONVERSION. The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               (a) RIGHT TO CONVERT.

                    (i) Subject to subsection 5(c), each outstanding share of Preferred Stock shall be convertible, at the option of the holder thereof at any time after the date of issuance of such share (and on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice), at the office of this Corporation or any transfer agent for such series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series E Issue Price and the Original Series F Issue Price, respectively, by the Conversion Price at the time in effect for such series or shares of such series. The initial Conversion Price per share for shares of Preferred Stock shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D Issue Price, the Original Series E Issue Price and the Original Series F Issue Price, respectively, provided, however, that the Conversion Prices for the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock shall be subject to adjustment as set forth in subsection 5(c).

                    (ii) Each outstanding share of Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon:

                         (A) the closing of this Corporation's sale of its
Common Stock in a bona fide, firm commitment underwritten public offering registered under the Securities Act of 1933, as amended (the "Securities Act"), which results in aggregate gross offering proceeds to this Corporation of at least $15,000,000, at a public offering price of not less

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than $7.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalizations) (a "Qualifying Public Offering"); or

                         (B) the approval of (i) holders of at least 75% of
the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting together as a single class and on an as-converted basis and (ii) holders of not less than 60% of the Series D Preferred Stock voting as a class, provided, however, that if such approval is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may be conditioned upon the closing of the sale of securities pursuant to such offering, in which event each outstanding share of Preferred Stock shall not be deemed to have converted until immediately after the closing of such sale of securities.

               (b) MECHANICS OF CONVERSION. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for such stock, and shall be given written notice by mail postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of such series of Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of shares of such series of Preferred Stock shall not be deemed to have converted such shares of such series of Preferred Stock until immediately after the closing of such sale of securities.

               (c) CONVERSION PRICE ADJUSTMENTS OF THE PREFERRED STOCK. The Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) (A) (1) If this Corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the new Conversion Price for such shares of such series of Preferred Stock shall be determined by multiplying the Conversion Price

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for such series of Preferred Stock in effect immediately prior to the issuance of Additional Stock by a fraction:

                                   (x) the numerator of which shall be the
                  number of shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of shares of Common Stock equivalents which the aggregate consideration received by this Corporation for the shares of such Additional Stock so issued would purchase at the Conversion Price in effect at the time for the shares of the series of Preferred Stock with respect to which the adjustment is being made; and

                                   (y) the denominator of which shall be the
                  number of shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of such shares of Additional Stock so issued.

                  Any series of issuances of Additional Stock consisting of Common Stock or the same series of Preferred Stock, issued at the same price and within a six-month period, shall be treated as one issuance of Additional Stock for the purposes of this calculation.

                              (2) If this Corporation shall issue, at any
time after the date upon which any shares of Series F Preferred Stock were first issued (the "Series F Purchase Date") and on or before December 31, 2001, any Additional Stock (other than shares of Series F Preferred Stock) without consideration or for a consideration per share less than $3.50 (as adjusted to reflect stock dividends, stock splits or recapitalizations), the new Conversion Price for such shares of Series F Preferred Stock shall be adjusted to a price equal to the greater of: (1) the product of 0.925 and the per share price of the Additional Stock, and (2) $3.036.

                              (3) (x) If this Corporation shall issue,
                  at any time on or after January 1, 2002, any Additional Stock for a consideration per share (a) less than the Conversion Price for such shares of Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock, and (b) in an amount equal to or greater than $3.036 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations), the new Conversion Price for such shares of Series F Preferred Stock in effect immediately prior to such issuance shall be adjusted to a price equal to the price paid per share for such Additional Stock.

                                   (y) If this Corporation shall issue,
                  any time on or after January 1, 2002, any Additional Stock without consideration or for a consideration less than $3.036 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations) at a time when the applicable Conversion Price for the shares of Series F Preferred Stock is greater than $3.036 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations), the new Conversion Price for such shares of

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                  Series F Preferred Stock in effect immediately prior to
                  such issuance shall first be adjusted to a price of $3.036 (as adjusted to reflect stock dividends, stock splits or recapitalizations), and then this new Conversion Price of $3.036 (as adjusted to reflect stock dividends, stock splits or recapitalizations) shall be further adjusted by multiplying $3.036 (as adjusted to reflect stock dividends, stock splits or recapitalizations) by a fraction:

                                        (i) the numerator of which shall be the
                  number of shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of shares of Common Stock equivalents which the aggregate consideration received by this Corporation for the shares of such Additional Stock so issued would purchase at $3.036 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations); and

                                       (ii) the denominator of which shall be
                  the number of shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of such shares of Additional Stock so issued.

                                   (z) If this Corporation shall issue, any
                  time on or after January 1, 2002, any Additional Stock without consideration or for a consideration less than $3.036 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations) and less than the then-applicable Conversion Price for the shares of Series F Preferred Stock, at a time when the applicable Conversion Price for the shares of Series F Preferred Stock is equal to or less than $3.036 per share (as adjusted to reflect stock dividends, stock splits or recapitalizations), the new Conversion Price for the shares of Series F Preferred Stock shall be determined by multiplying the Conversion Price for the Series F Preferred Stock in effect immediately prior to the issuance of such Additional Stock by a fraction:

                                        (i) the numerator of which shall be the
                  number of shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of shares of Common Stock equivalents which the aggregate consideration received by this Corporation for the shares of such Additional Stock so issued would purchase at the Conversion Price in effect at the time for the shares of Series F Preferred Stock; and


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                                       (ii) the denominator of which shall be
                  the number of shares of Common Stock outstanding immediately prior to such issuance (for purposes of this calculation only, including the number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Preferred Stock at the Conversion Price for such shares in effect immediately prior to such issuance of Additional Stock) plus the number of such shares of Additional Stock so issued.

                  Any series of issuances of Additional Stock consisting of Common Stock or the same series of Preferred Stock, issued at the same price and within a six-month period, shall be treated as one issuance of Additional Stock for the purposes of this calculation.

                         (B) Except for the adjustments required by Section
(c)(i)(A)(2) and Section (c)(i)(A)(3)(x), no adjustment of the Conversion Price for such series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 5(c)(i)(E)(3) and (c)(i)(E)(4), no adjustment of such Conversion Price for such series of Preferred Stock pursuant to this subsection 5(c)(i) shall have the effect of increasing the Conversion Price for such series of Preferred Stock above the Conversion Price for such series in effect immediately prior to such adjustment.

                         (C) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D) In the case of the issuance of the Common Stock
for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                         (E) In the case of the issuance of options to
purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

                              (1) The aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 5(c)(i)(C) and (c)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby.

                              (2) The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by this Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 5(c)(i)(C) and (c)(i)(D)).

                              (3) In the event of any change in the number of
shares of Common Stock deliverable or any increase in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities, and any subsequent adjustments based thereon shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; provided, however, that this section shall not have any effect on any conversion of such series of Preferred Stock prior to such change or increase.

                              (4) Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, obtained with respect to the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities, and any subsequent adjustments based thereon, shall be recomputed to reflect the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; provided, however, that this section shall not have any effect on any conversion of such series of Preferred Stock prior to such expiration or termination.

                   (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 5(c)(i)(E)) by this Corporation after June 22, 1998, other than:

                         (A) Common Stock issued pursuant to a transaction
described in subsection 5(c)(iii) hereof; or

                         (B) 8,154,860 shares of Common Stock, net of
repurchases and the cancellation or expiration of options, issued or issuable to employees, directors, consultants or advisors of this Corporation under stock option and restricted stock purchase agreements approved by the Board of Directors commencing as of May 1994, and such other number of shares of Common Stock as may be fixed from time to time by the Board of Directors and approved by a majority of then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting as a single class, issued or issuable to employees, directors, consultants or advisors of this Corporation under stock option and restricted stock purchase agreements approved by the Board of Directors; or

                         (C) Common Stock issued or issuable upon conversion
of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock; or

                         (D) Common Stock issued or issuable in connection
with a bona fide business acquisition of or by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise upon terms approved by the Board of Directors (including such shares of Common Stock issued or issuable prior to the date hereof); or

                         (E) Common Stock issued or issuable in connection
with services rendered or to be rendered to the Corporation by consultants upon terms approved by the Board of Directors (including such shares of Common Stock issued or issuable prior to the date hereof); or

                         (F) Common Stock issued or issuable in connection
with credit agreements with equipment lessors or commercial lenders upon terms approved by the Board of Directors (including such shares of Common Stock issued or issuable prior to the date hereof); or

                         (G) any right, option or warrant to acquire any
security convertible into the securities excluded from the definition of Additional Stock pursuant to subsections (A) through (F) above (including any such right, option or warrant issued or issuable prior to the date hereof).

                  (iii) In the event this Corporation should at any time or from time to time after the effective date hereof fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as

"Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of outstanding shares determined in accordance with subsection 5(c)(i)(E).

                   (iv) If the number of shares of Common Stock outstanding at any time after the effective date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (d) OTHER DISTRIBUTIONS. In the event this Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 5(c)(iii), then, in each such case for the purpose of this subsection 5(d), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

               (e) RECAPITALIZATIONS. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 5 or Section 6) provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, shall thereafter be entitled to receive upon conversion of such series of Preferred Stock the number of shares of stock or other securities or property of this Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, after the recapitalization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such series of Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (f) NO IMPAIRMENT. This Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, revitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock against impairment.

               (g) FRACTIONAL SHARES AND CERTIFICATE AS TO ADJUSTMENTS.

                    (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of such series of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                   (ii) Upon the occurrence of each adjustment or, readjustment of the Conversion Price of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as the case may be, pursuant to this Section 5, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, or instrument convertible into shares of any such series of Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of such series of Preferred Stock.

               (h) NOTICES OF RECORD DATE. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which by such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

               (i) RESERVATION OF COMMON STOCK ISSUABLE UPON CONVERSION. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all authorized shares of such series of Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then authorized shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holders of such series of Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (j) NOTICES. Any notice required by the provisions of this
Section 5 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be deemed given if deposited in the United States postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of this Corporation.

          6. MERGER; CONSOLIDATION.

               (a) If at any time after the effective date hereof there is a merger, consolidation or other corporate reorganization in which stockholders of this Corporation immediately prior to such transaction own less than 50% of the voting securities of the surviving or controlling entity immediately after the transaction, or sale of all or substantially all of the assets of this Corporation (hereinafter, an "Acquisition"), then, as a part of such Acquisition, provision shall be made so that the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, prior to any distribution to holders of Common Stock or other junior equity security of the Corporation, the number of shares of stock or other securities or property to be issued to this Corporation or its stockholders resulting from such Acquisition in an amount per share equal to the Original Series A Issue Price, Original Series B Issue Price, Original Series C Issue Price, Original Series D Issue Price, Original Series E Issue Price and Original Series F Issue Price, as applicable, plus a further amount equal to any dividends declared but unpaid on such shares. Subject to the following sentence, the holders of Common Stock shall thereafter be entitled to receive, pro rata, the remainder of the number of shares of stock or other securities or property to be issued to this Corporation or its stockholders resulting from such Acquisition. Notwithstanding anything to the contrary in this Section 6, in the event the aggregate value of stock, securities and other property to be distributed to this Corporation or its stockholders with respect to an Acquisition is less than $5.25 per share (such dollar amount to be appropriately adjusted to reflect any subsequent stock splits, stock dividends or other recapitalizations) of Common Stock outstanding (for purpose of this calculation only, including in the number of shares of Common Stock outstanding the number of shares of Common Stock then issuable upon conversion of all outstanding Preferred Stock), then the stock, securities or other property shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, Series E

Preferred Stock, Series F Preferred Stock and the Common Stock according to the provisions of Section 3 hereof as if such Acquisition were deemed a liquidation.

               (b) Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock pursuant to subsection 6(a) above shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability;

                         (A) If traded on a securities exchange, the value
shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three days prior to the closing;

                         (B) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three days prior to the closing; and

                         (C) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

                   (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in subsections 6(b)(i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by this Corporation and the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock, voting as a single class.

               (c) In the event the requirements of subsection 6(a) are not complied with, this Corporation shall forthwith either:

                    (i) cause such closing to be postponed until such time as the requirements of this Section 6 have been complied with, or

                   (ii) cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 6(d) hereof.

               (d) This Corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock written notice of such impending transaction not later than 20 days prior to the stockholders' meeting called to approve such action, or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 6, and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place earlier than 20 days after the Corporation has given the first notice provided for herein or earlier than 10 days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock voting as a class.

               (e) The provisions of this Section 6 are in addition to the protective provisions of Section 8 hereof.

          7. VOTING RIGHTS; DIRECTORS.

               (a) The holder of each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall have the right to one vote for each share of Common Stock into which such outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock could be converted on the record date for the vote or written consent of stockholders. In all cases any fractional share, determined on an aggregate conversion basis, shall be rounded to the nearest whole share. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof to notice of any stockholders' meeting in accordance with the bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

               (b) Notwithstanding subsection 7(a), (i) so long as at least fifty percent (50%) of the shares of Series A Preferred Stock and Series B Preferred Stock originally issued remain issued and outstanding, the holders of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors, (ii) so long as at least fifty percent (50%) of the shares of Series C Preferred Stock originally issued remain issued and outstanding, the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors, (iii) so long as at least fifty percent (50%) of the shares of Series D Preferred Stock originally issued remain issued and outstanding, the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one member of the Board of Directors and (iv) so long as at least fifty percent (50%) of the shares of Series E Preferred Stock and Series F Preferred Stock originally issued remain issued and outstanding, the holders of Series E Preferred Stock and Series F Preferred Stock, voting together as a separate class, shall be entitled to elect one member of the Board of Directors. Any additional directors shall be elected by the holders of Preferred Stock and Common Stock, voting together as a single class.

          A vacancy in any directorship elected by the holders of Series A Preferred Stock and Series B Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class; a vacancy in any directorship elected by the holders of Series C Preferred Stock shall be filled only by vote of the holders of Series C Preferred Stock; a vacancy in any directorship elected by the holders of Series D Preferred Stock shall be filled only by a vote of the holders of Series D Preferred Stock; and a vacancy in any directorship elected by the holders of Series E Preferred Stock and Series F Preferred Stock shall be filled only by a vote of the holders of Series E Preferred Stock and Series F Preferred Stock, voting together as a single class. Any vacancy in any other directorship shall be elected by the holders of Preferred Stock and Common Stock, voting together as one class.

          This subsection 7(b) shall be void and of no further effect thereafter upon the occurrence of either of the following events:

                    (i) the closing of a Qualifying Public Offering;

                   (ii) upon the distribution to the stockholders pursuant to a liquidation as described in Section 3 hereof or an Acquisition as described in Section 6 hereof.

          8. PROTECTIVE PROVISIONS.

               (a) In addition to any approvals required by law, so long as shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding voting power of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting, as one class, in accordance with Section 7):

                    (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) in which this Corporation is not the surviving corporation or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of, provided, however, that this restriction shall not apply to any mortgage, deed of trust, pledge or other encumbrance or hypothecation of the Corporation's or any of its subsidiaries' assets for the purpose of securing any contract or obligation; or

                   (ii) alter or change the rights, preferences, privileges or restrictions of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock; or

                  (iii) increase the authorized number of shares of Common Stock or Preferred Stock; or

                   (iv) create (by reclassification or otherwise) any new class or series of stock having a preference over, or being on a parity with, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock with respect to voting, dividends, redemption or conversion or upon liquidation or an Acquisition; or

                    (v) pay or declare any dividend or make any distribution (including without limitation by way of redemption, purchase or acquisition) on or with respect to its Common Stock or any other junior equity security other than a dividend in Common Stock of this Corporation; provided, however, that the foregoing shall not prevent this Corporation from (A) repurchasing at cost shares of its Common Stock issued to or held by employees, officers, directors or other persons performing services to this Corporation or its subsidiaries pursuant to agreements providing for such rights of repurchase upon the termination of such services to this Corporation or its subsidiaries, or (B) repurchasing shares of its Common Stock pursuant to any right of first refusal contained in this Corporation's bylaws as of the date hereof; or

                   (vi) change the authorized number of directors; or

                  (vii) do any act or thing which would result in taxation of the holders of shares of Preferred Stock under section 305(b) of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended).

               (b) In addition to any approvals required by law, so long as shares of Series C Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding voting power of Series C Preferred Stock, voting as a single class:

                    (i) alter or change the rights, preferences, privileges or restrictions of the shares of Series C Preferred Stock; or

                   (ii) create (by reclassification or otherwise) any new class or series of stock having a preference over, or being on a parity with, the Series C Preferred Stock with respect to voting, dividends, redemption or conversion or upon liquidation or an Acquisition.

               (c) In addition to any approvals required by law, so long as shares of Series D Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding voting power of Series D Preferred Stock, voting as a single class:

                    (i) sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) in which this Corporation is not the surviving corporation or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of this Corporation is disposed of, provided, however, that this restriction shall not apply to any mortgage, deed of trust, pledge or other encumbrance or hypothecation of the Corporation's or any of its subsidiaries' assets for the purpose of securing any contract or obligation; or

                   (ii) alter or change the rights, preferences, privileges or restrictions of the shares of Series D Preferred Stock; or

                  (iii) increase the authorized number of shares of Series D Preferred Stock; or

                   (iv) increase the authorized number of directors; or

                    (v) create (by reclassification or otherwise) any new class or series of stock having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting, dividends, redemption or conversion or upon liquidation or an Acquisition.

               (d) In addition to any approvals required by law, so long as shares of Series E Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six percent (66%) of the then outstanding voting power of Series E Preferred Stock, voting as a single class:

                    (i) materially or adversely alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the other series of Preferred Stock are altered, or

                   (ii) increase the authorized number of shares of Series E Preferred Stock.

               (e) In addition to any approvals required by law, so long as shares of Series F Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding voting power of Series F Preferred Stock, voting as a single class:

                    (i) materially or adversely alter or change the rights, preferences or privileges of the shares of Series F Preferred Stock as a separate series in a manner that is dissimilar and disproportionate relative to the manner in which the rights, preferences or privileges of the other series of Preferred Stock are altered, or

                   (ii) create (by reclassification or otherwise) any new class or series of stock having a preference over the Series F Preferred Stock with respect to voting, dividends, redemption or conversion or upon liquidation or an Acquisition;

                  (iii) amend Section B. 5(a)(ii)(B)of Article IV hereof; or

                   (iv) increase the authorized number of shares of Series F Preferred Stock.

          9. STATUS OF REDEEMED OR CONVERTED STOCK. In the event any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock shall be redeemed or converted pursuant to Section 4 or 5 hereof the shares so redeemed or converted shall be cancelled and shall not be issuable by this Corporation, and the Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in this Corporation's authorized capital stock.

          10. REPURCHASE OF SHARES. In connection with this Corporation's repurchase at cost of shares of its Common Stock issued to or held by employees, officers, directors or other persons performing services to this Corporation or its subsidiaries pursuant to agreements providing for such rights of repurchase upon the termination of such services to this Corporation or its subsidiaries, or its repurchase of shares of its Common Stock pursuant to any rights of first refusal contained in this Corporation's bylaws as of the date hereof, each holder of Preferred Stock shall be deemed to have waived the application, in whole or in part, of any provisions of the Delaware General Corporation Law or any applicable law of any other state which might limit or prevent or prohibit such repurchases.

     C. COMMON STOCK.

          1. RELATIVE RIGHTS OF PREFERRED STOCK AND COMMON STOCK. All rights preferences, voting powers, relative, participating optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2. VOTING RIGHTS. Except as otherwise required by law or this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

          3. DIVIDENDS. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          4. DISSOLUTION, LIQUIDATION OR WINDING UP. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled to participate in any distribution of the assets of the Corporation in accordance with Section 3 of Article IV, Division B hereof.

          5. NO PREEMPTIVE RIGHTS. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock shall not have any preemptive rights. The

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foregoing shall not, however, prohibit the Corporation from granting contractual rights of first refusal to purchase securities to holders of Preferred Stock.

                                    ARTICLE V

         In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

     A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation; provided, however, that the bylaws may only be amended in accordance with the provisions thereof and, provided further that, the authorized number of directors may be changed only with the approval of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock (voting as one class) in accordance with Section 7 of Article IV. Division B hereof.

     B. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     C. The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

                                   ARTICLE VI

     A. EXCULPATION.

          1. CALIFORNIA. The liability of each and every director of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          2. DELAWARE. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

          3. CONSISTENCY. In the event of any inconsistency between Sections 1 and 2 of this Division A, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which provides to the director in question the greatest protection from liability.

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     B. INDEMNIFICATION.

          1. CALIFORNIA. This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law. Moreover, this Corporation is authorized to provide indemnification of (and advancement of expenses to) agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to the Corporation and its stockholders.

          2. DELAWARE. To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders and others.

          3. CONSISTENCY. In the event of any inconsistency between Sections 1 and 2 of this Division B, the controlling Section, as to any particular issue with regard to any particular matter, shall be the one which authorizes for the benefit of the agent or other person in question the provision of the fullest, promptest, most certain or otherwise most favorable indemnification and/or advancement.

     C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of any of the foregoing provisions of this Article VI shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                   ARTICLE VII

         The Corporation shall have perpetual existence.

                                  ARTICLE VIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation has been executed as of this 22nd day of August, 2001.

                                DIGIRAD CORPORATION



                                By:      /s/ Scott Huennekens
                                   -------------------------------------
                                       Scott Huennekens, President






                                [SIGNATURE PAGE TO
                  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]